UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

February 17, 2010

Date of Report (Date of earliest event reported)

Poniard Pharmaceuticals, Inc.

(Exact Name of Registrant as Specified in Charter)

Washington	0-16614	91-1261311
(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(IRS Employer Identification No.)

7000 Shoreline Court, Suite 270, South San Francisco CA		94080
(Address of principal executive offices)		(Zip Code)

(650) 583-5727

(Registrant’s telephone number, including area code)

 (Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 — Corporate Government and Management

Item 5.02.                                          Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

(e)           On February 17, 2010, the Compensation Committee of the Board of Directors of the Company approved the amendment of the Company’s Management Incentive Plan (the “Plan”).  Under the Plan, which was originally adopted effective January 1, 2009, participants are eligible to receive an annual cash bonus of up to an established percentage of their annual base salary, based upon the achievement of pre-determined corporate goals.  For 2009, no bonuses were paid under the Plan.  The amendment to the Plan increases by 50%, for 2010 only, the maximum percentage of annual base salary that each participant is eligible to receive as a cash bonus under the Plan.

A copy of the Plan, as amended, is attached to this Report as Exhibit 10.1 and is incorporated herein by reference.

Section 9 — Financial Statements and Exhibits.

Item 9.01.                                          Financial Statements and Exhibits

(d)           Exhibits

10.1         Poniard Pharmaceuticals, Inc. Management Incentive Plan, as amended February 17, 2010

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Poniard Pharmaceuticals, Inc.

Dated: February 19, 2010	By:	/s/Gregory L. Weaver
Gregory L. Weaver
Chief Financial Officer

Exhibit Index

Exhibit No.	Description

10.1	Poniard Pharmaceuticals, Inc. Management Incentive Plan, as amended February 17, 2010